EXHIBIT 10.5
Execution Version

MAKE-WHOLE AGREEMENT
This Make-Whole Agreement (this “Agreement”) is entered into by and between Enviva Holdings, LP, a Delaware limited partnership (with its successors and permitted assigns, hereinafter called “Payor”), and Enviva, LP, a Delaware limited partnership (with its successors and assigns, hereinafter called “Payee”). Payor and Payee are collectively referred to as the “Parties” and individually as a “Party.”
WHEREAS, pursuant to that certain Contribution Agreement (the “Contribution Agreement”) dated as of June 18, 2020 by and among Enviva Partners, LP (“MLP”), Enviva Development Holdings, LLC (“DevCo”), and Payor, among other things, DevCo contributed to MLP 100% of the limited liability company interests in Enviva Pellets Greenwood Holdings II, LLC (the “Contributed Interests”), which is the sole member of Enviva Pellets Greenwood Holdings, LLC, which is the sole member of Enviva Pellets Greenwood, LLC;
WHEREAS, immediately following the contribution of the Contributed Interests to MLP, MLP contributed (i) 99.999% of the Contributed Interests to Payee, a wholly-owned subsidiary of MLP, and (ii) 0.001% of the Contributed Interests to Enviva GP, LLC, a Delaware limited liability company and the general partner of Payee (“Enviva GP, LLC”), and immediately upon receipt thereof, Enviva GP, LLC contributed 0.001% of the Contributed Interests to Payee; and
WHEREAS, as an inducement to Payee’s consummation of the transactions contemplated by the Contribution Agreement, among other things, Payor is willing to pay to Payee the payments described herein on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Payor covenants and agrees as follows:
1.Definitions. The following terms used in this Agreement have the following meanings:
(a)“Business Day” means any day other than Saturday, Sunday, or a holiday, on which banks are generally open for business in New York City; provided, however, banks shall be deemed to be generally open for business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any governmental entity if such banks’ electronic funds transfer system (including for wire transfers) are open for use by customers on such day.
(b)“Contributed Companies” means Enviva Pellets Greenwood Holdings II, LLC, Enviva Pellets Greenwood Holdings, LLC and Enviva Pellets Greenwood, LLC.
(c)“Excess Expenditures” shall have the meaning set forth in Section 1.
(d)“Excess Expenditures Statement” shall have the meaning set forth in Section 1.

US 7146874

(e)“Greenwood Plant” means the wood pellet production plant in Greenwood, South Carolina.
(f)“Regulatory Costs” means costs and expenses incurred by any of the Contributed Companies required to deal with any event, incident, condition, or situation which gives rise to, or could reasonably be expected to result in, a breach of or any liability or reporting obligation under any law, damage to any asset or property of any of the Contributed Companies, the injury, illness, or death of any natural person, including the safeguarding of health, life, and property, obtaining required permits or licenses, or otherwise complying with applicable law.
1.Reimbursements. Payor hereby agrees to be responsible, and reimburse Payee, for the amount, if any, by which the aggregate costs incurred by the Contributed Companies to complete the expansion of the Greenwood Plant exceed an aggregate $28,000,000 (such excess costs, “Excess Expenditures”); provided, however, Excess Expenditures will not include any Regulatory Costs, clear and deliberate costs outside the original scope of the expansion plan, or costs incurred to accelerate the current expansion schedule contemplated in the Greenwood Plant capital budget and plan details attached hereto as Exhibit A. Not later than ten (10) Business Days after the end of each month in which Excess Expenditures were incurred by the Contributed Companies, Payee shall provide Payor with a written statement (the “Excess Expenditures Statement”) setting forth the amount of such Excess Expenditures. Payor shall pay the amount of such Excess Expenditures within five (5) Business Days after delivery of the Excess Expenditures Statement to the account set forth in Exhibit B hereto (or such other account identified by Payee to Payor prior to the delivery of the Excess Expenditure Statement or as set forth in the Excess Expenditure Statement).
2.Payments. Payor or Payee, as applicable, shall make each payment under this Agreement in immediately available funds and in U.S. dollars.
3.Tax Treatment. The Parties intend that any payments made under Section 1 of this Agreement will be characterized for U.S. federal income tax purposes as a purchase price adjustment to the consideration paid under the Contribution Agreement.
4.Successors and Assigns.
(a)All of the terms of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.
(b)Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assignable by either Party without the prior written consent of the other Party; provided, however, Payee may assign its rights, interests, or obligations hereunder to a wholly-owned subsidiary of Payee without the prior written consent of Payor; provided, further, no such assignment by Payee shall relieve Payee of any of its obligations hereunder.
5.Amendments and Waivers. All amendments to this Agreement must be in writing and signed by the Parties. A Party may, only by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power, or remedy by a Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power, or remedy.

6.Notices. Unless otherwise provided herein, all notices, requests, consents, approvals, demands, and other communications to be given hereunder will be in writing and will be deemed given upon (i) confirmed delivery by a reputable overnight carrier or when delivered by hand, addressed to the respective Parties listed below at the following addresses (or such other address for a Party hereto as will be specified by like notice), (ii) actual receipt, (iii) the expiration of four (4) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties listed below at the following addresses (or such other address for a Party hereto as will be specified by like notice), (iv) delivery by facsimile, with receipt confirmed, to a Party, at the facsimile number set forth below (or at such other facsimile number as such Party shall designate by like notice), or (v) delivery by electronic mail to a Party at the electronic mail address set forth below (or at such other address as such Party shall designate by like notice):
If to Payor, addressed to:
Enviva Holdings, LP
7200 Wisconsin Avenue
Suite 1000
Bethesda, MD 20814
Attn: General Counsel
Facsimile No.: (240) 482-3774
Email: william.schmidt@envivabiomass.com

If to Payee, addressed to:
Enviva, LP
7200 Wisconsin Avenue
Suite 1000
Bethesda, MD 20814
Attn: General Counsel
Facsimile No.: (240) 482-3774
Email: william.schmidt@envivabiomass.com

7.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.
8.Dispute Resolution; Waiver of Jury Trial.
(a)Each of the Parties (i) consents to submit itself to the exclusive personal jurisdiction and venue of any U.S. federal court located in the State of Delaware or any Delaware state court with respect to any suit relating to or arising out of this Agreement, (ii) agrees it will not attempt to defeat or deny such personal jurisdiction or venue by motion or otherwise, (iii) agrees it will not bring any such suit in any court other than a U.S. federal or state court sitting in the State of Delaware, (iv) irrevocably agrees any such suit (whether at law, in equity, in contract, in tort, or otherwise) shall be heard and determined exclusively in such U.S. federal or state court sitting in the State of Delaware, (v) agrees to service of process in any such action in any manner prescribed by the laws of the State of Delaware, and (vi) agrees service of process upon such Party in any action or proceeding shall be effective if notice is given in accordance with Section 6.
(b)EACH PARTY ACKNOWLEDGES AND AGREES ANY SUCH CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND

DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.
9.Severability. In the event any of the provisions hereof are held to be invalid or unenforceable under applicable laws, the remaining provisions hereof will not be affected thereby. In such event, the Parties hereto agree and consent such provisions and this Agreement will be modified and reformed so as to effect the original intent of the Parties as closely as possible with respect to those provisions that were held to be invalid or unenforceable.
10.Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the Parties, any right or remedies under or by reason of this Agreement.
11.Counterparts. This Agreement may be executed by facsimile or electronic mail exchange of .pdf signature pages and in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered (including by facsimile or electronic mail exchange of .pdf signature pages) to the other Parties hereto.
12.Specific Performance. The Parties agree if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and money damages may not be a sufficient remedy. In addition to any other remedy at law or in equity, each of Payor and Payee shall be entitled to specific performance by the other Party of its obligations under this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy.
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The signature page follows.]

IN WITNESS WHEREOF, Payor has executed this Agreement this 1 of July , 2020.

ENVIVA HOLDINGS, LP

By: Enviva Holdings GP, LLC, as its sole general partner

By: /s/ WILLIAM H. SCHMIDT, JR.
Name:  William H. Schmidt, Jr.
Title: Executive Vice President, Corporate Development and General Counsel

ENVIVA, LP

By: Enviva GP, LLC, as its sole general partner

By: /s/ SHAI EVEN
Name: Shai Even
Title: Executive Vice President and Chief Financial Officer

Make-Whole Agreement
Signature Page

EXHIBIT A

Greenwood Plant Capital Budget and Plan Details

[Certain information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.]

Exhibit A

EXHIBIT B
Payee Account Information

[Certain information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.]

Exhibit B